Exhibit 99.1

Contact:	610-337-1000	For Immediate Release:
	William Ruthrauff, ext. 6571	February 4, 2015
Shelly Oates, ext. 3202

UGI Reports Strong Fiscal First Quarter Earnings

VALLEY FORGE, Pa., February 4 - UGI Corporation (NYSE: UGI) today reported adjusted net income attributable to UGI of $116.0 million, or $0.66 per diluted share, for the fiscal quarter ended December 31, 2014, compared to $123.5 million, or $0.71 per diluted share, for the quarter ended December 31, 2013. On a GAAP basis, net income attributable to UGI was $34.1 million, or $0.19 per diluted share, for the quarter ended December 31, 2014, compared to $122.0 million, or $0.70 per diluted share, for the prior-year period. For all periods presented, adjusted earnings per share exclude the impact of gains and losses on commodity derivative instruments associated with future transactions, and, with respect to the quarter ended December 31, 2013, the retroactive impact of a French tax law change. Most of the mark-to-market adjustment relates to our normal business practice of hedging fixed-price commitments to our customers.

UGI’s adjusted net income includes a $4.3 million increase from our Midstream & Marketing business, which benefited from higher capacity management and peaking service margin. Gas Utility decreased $6.5 million primarily due to weather that was warmer than the prior-year period. Despite the warm weather, underlying natural gas demand remains strong as we added over 6,500 new heating customers in the first quarter. UGI International faced weather that was significantly warmer than the prior-year period but was able to deliver net income that was relatively flat, excluding the effect of the retroactive impact of the French tax law change in the prior year, due to strong unit margins and effective expense control. AmeriGas experienced weather that was approximately 10% warmer than the prior-year period, which led to a decline in net income attributable to UGI of $6.6 million. Despite the weather challenges, AmeriGas continued to make progress on its strategic growth thrusts during the first quarter, closing four smaller scale acquisitions and generating solid growth in the AmeriGas Propane Exchange and National Accounts programs.

John L. Walsh, president and chief executive officer of UGI, said, “Our business units performed well despite challenges posed by warmer weather in all regions. The solid performance is the result of robust demand in our natural gas businesses and the positive contributions from new investments that came on-stream in the past year. Our propane distribution businesses had a solid quarter as we focused on unit margins, working capital and operating expense management. The significant drop in commodity prices during the quarter was a positive development for the company as lower energy prices will be appreciated by our customers and will generate demand. We continued to make progress on our core strategic initiatives, including our participation in the PennEast pipeline and the Totalgaz acquisition, which we still expect to close in the first half of calendar year 2015. The second quarter is off to a good start with weather returning to more normal levels, and we are reiterating our adjusted EPS guidance of $1.88 to $1.98 for the fiscal year ending September 30, 2015.”

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UGI Reports Strong Fiscal First Quarter Earnings	Page 2

Segment Performance (Millions, except where otherwise indicated) (a)
AmeriGas Propane:

For the fiscal quarter ended December 31,	2014	2013	Increase (Decrease)
Revenues	$888.8	$1,045.8	$(157.0)	(15.0)%
Total margin (b)	$426.4	$463.1	$(36.7)	(7.9)%
Operating and administrative expenses	$247.4	$237.6	$9.8	4.1%
Partnership Adjusted EBITDA	$188.5	$230.2	$(41.7)	(18.1)%
Operating income	$139.7	$179.7	$(40.0)	(22.3)%
Retail gallons sold	340.2	374.1	(33.9)	(9.1)%
Degree days - % (warmer) colder than normal	(6.2)%	3.8%
Capital expenditures	$30.4	$23.3	$7.1	30.5%

•	The decrease in revenues primarily reflects lower volumes sold, and lower average retail selling prices, which are principally the result of lower propane product costs.

•	Average daily wholesale propane commodity prices at Mont Belvieu, Texas, during the quarter were approximately 36% lower than the prior-year period.

•	The decrease in total margin reflects lower retail propane total margin and, to a lesser extent, lower margin from wholesale sales and ancillary sales and services.

•	The decrease in Partnership Adjusted EBITDA primarily reflects the lower retail propane total margin and slightly higher operating and administrative expenses partially offset by higher other income.

•	The decline in retail gallons sold principally reflects average temperatures, based upon heating degree days, which were 9.6% warmer than the prior year average temperatures.

UGI International:

For the fiscal quarter ended December 31,	2014	2013	Increase (Decrease)
Revenues	$562.5	$718.6	$(156.1)	(21.7)%
Total margin (b)	$180.6	$204.4	$(23.8)	(11.6)%
Operating and administrative expenses	$111.2	$126.6	$(15.4)	(12.2)%
Operating income	$53.5	$56.9	$(3.4)	(6.0)%
Income before income taxes	$45.9	$49.2	$(3.3)	(6.7)%
Retail gallons sold	179.8	194.3	(14.5)	(7.5)%
Degree days - % (warmer) colder than normal:
Antargaz	(20.2)%	(7.2)%
Flaga	(17.4)%	(12.9)%
Capital expenditures	$18.5	$14.4	$4.1	28.5%

•	Total retail gallons sold were lower principally reflecting the effects of warmer weather on heating-related sales.

•	Revenues decreased due in large part to lower average LPG selling prices at each of our European businesses, which was driven by significantly lower commodity LPG prices.

•
Total margin decreased due to the effect of a weaker Euro and, to a lesser extent, the British Pound Sterling. In local currency, LPG total margin was down only slightly, despite the challenges posed by warmer weather, due to effective unit margin management.

•
Operating income, in local currency, was slightly higher due to effective expense management; on an as reported basis, operating income decreased primarily due to the effects of the weaker Euro and British Pound Sterling.

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UGI Reports Strong Fiscal First Quarter Earnings	Page 3

Gas Utility:

For the fiscal quarter ended December 31,	2014	2013	Increase (Decrease)
Revenues	$260.5	$271.6	$(11.1)	(4.1)%
Total margin (b)	$133.3	$136.1	$(2.8)	(2.1)%
Operating and administrative expenses	$45.0	$38.6	$6.4	16.6%
Operating income	$71.8	$82.1	$(10.3)	(12.5)%
Income before income taxes	$61.7	$73.7	$(12.0)	(16.3)%
System throughput - billions of cubic feet (“bcf”)
Core market	23.2	24.1	(0.9)	(3.7)%
Total	56.8	56.7	0.1	0.2%
Degree days - % (warmer) colder than normal	(3.9)%	3.0%
Capital expenditures	$53.5	$32.9	$20.6	62.6%

•	Temperatures in the Gas Utility service territory were 6.8% warmer than the prior-year period.

•	System throughput to core market customers was slightly lower than the prior-year period due to warmer weather while total system throughput was approximately equal to the prior year.

•	Revenues decreased primarily due to lower core market throughput and slightly lower average purchased gas cost rates.

•	Total margin decreased slightly reflecting lower core market total margin due to warmer weather partially offset by customer growth.

•
The decrease in operating income primarily reflects the decrease in total margin and higher operating and administrative expenses that included higher distribution system maintenance, employee benefit, and information technology expenses.

Midstream & Marketing:

For the fiscal quarter ended December 31,	2014	2013	Increase (Decrease)
Revenues	$309.2	$289.0	$20.2	7.0%
Total margin (b)	$71.1	$55.8	$15.3	27.4%
Operating and administrative expense	$19.3	$14.2	$5.1	35.9%
Operating income	$45.5	$36.2	$9.3	25.7%
Income before income taxes	$44.9	$35.2	$9.7	27.6%
Capital expenditures	$19.4	$31.0	$(11.6)	(37.4)%

•	The increase in revenues reflects higher natural gas revenues and higher capacity management revenues partially offset by lower retail power and Electric Generation revenues.

•	Total margin increased reflecting higher capacity management and peaking service total margin and, to a lesser extent, higher natural gas gathering and natural gas storage total margin.

•	The greater capacity management revenues primarily reflect higher locational basis differentials and greater volatility in capacity values between Marcellus and non-Marcellus distribution points.

•
Operating income increased primarily reflecting the increase in total margin partially offset by increases in operating and administrative expenses including expenses associated with planned outages at the Hunlock and Conemaugh stations and our expanded midstream assets.

(a)
Net gains and losses on commodity derivative instruments not associated with current-period transactions are excluded from our reportable segment results because UGI’s chief operating decision maker does not consider such items when evaluating the financial performance of UGI’s reportable segments. Such gains or losses are included in Corporate & Other.

(b)	Total margin represents total revenues less total cost of sales.
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UGI Reports Strong Fiscal First Quarter Earnings	Page 4

About UGI
UGI is a distributor and marketer of energy products and services. Through subsidiaries, UGI operates natural gas and electric utilities in Pennsylvania, distributes propane both domestically and internationally, manages midstream energy and electric generation assets in Pennsylvania, and engages in energy marketing in the Mid-Atlantic region. UGI, through subsidiaries, is the sole General Partner and owns 26% of AmeriGas Partners, L.P. (NYSE:APU), the nation's largest retail propane distributor.

UGI Corporation will hold a live Internet Audio Webcast of its conference call to discuss fiscal first quarter earnings and other current activities at 9:00 AM EST on Thursday, February 5, 2015. Interested parties may listen to the audio webcast both live and in replay on the Internet at http://www.ugicorp.com/investor-relations/events-and-presentations/default.aspx or at the company website http://www.ugicorp.com under Investor Relations. A telephonic replay will be available from 12:00 PM EST on February 5 through 11:59 PM EST on February 11. The replay may be accessed at (855) 859-2056, and internationally at 1-404-537-3406, conference ID 63035555.

Comprehensive information about UGI Corporation is available on the Internet at http://www.ugicorp.com.

This press release contains certain forward-looking statements that management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read UGI’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, cost volatility and availability of all energy products, including propane, natural gas, electricity and fuel oil, increased customer conservation measures, the impact of pending and future legal proceedings, domestic and international political, regulatory and economic conditions in the United States and in foreign countries, including the current conflicts in the Middle East and those involving Russia, and foreign currency exchange rate fluctuations (particularly the euro), the timing of development of Marcellus Shale gas production, the timing and success of our acquisitions, commercial initiatives and investments to grow our business, and our ability to successfully integrate acquired businesses and achieve anticipated synergies. UGI undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

C-02	###	2/4/15

UGI CORPORATION
REPORT OF EARNINGS
(Millions of dollars, except per share)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Revenues:
AmeriGas Propane	$888.8	$1,045.8	$3,555.9	$3,342.7
UGI International	562.5	718.6	2,166.3	2,232.9
Gas Utility	260.5	271.6	966.2	862.3
Midstream & Marketing	309.2	289.0	1,389.0	1,084.7
Corporate & Other (a)	(16.4)	(9.1)	(111.4)	(30.7)
Total revenues	$2,004.6	$2,315.9	$7,966.0	$7,491.9
Operating income (loss):
AmeriGas Propane	$139.7	$179.7	$432.0	$436.8
UGI International	53.5	56.9	114.1	146.1
Gas Utility	71.8	82.1	225.9	208.8
Midstream & Marketing	45.5	36.2	207.9	100.3
Corporate & Other (a)	(227.2)	8.8	(254.7)	8.6
Total operating income	83.3	363.7	725.2	900.6
Loss from equity investees	(1.0)	0.0	(1.1)	(0.4)
Interest expense:
AmeriGas Propane	(41.0)	(41.6)	(165.0)	(165.8)
UGI International	(6.6)	(7.7)	(28.9)	(30.4)
Gas Utility	(10.1)	(8.4)	(38.3)	(36.2)
Midstream & Marketing	(0.6)	(1.0)	(2.5)	(3.2)
Corporate & Other, net (a)	(0.7)	(0.6)	(2.7)	(2.5)
Total interest expense	(59.0)	(59.3)	(237.4)	(238.1)
Income before income taxes	23.3	304.4	486.7	662.1
Income tax expense	(23.1)	(86.9)	(171.4)	(184.8)
Net income	0.2	217.5	315.3	477.3
Add net loss (deduct net income) attributable to noncontrolling interests, principally in AmeriGas Partners, L.P.	33.9	(95.5)	(66.0)	(179.7)
Net income attributable to UGI Corporation	$34.1	$122.0	$249.3	$297.6
Earnings per share attributable to UGI shareholders:
Basic	$0.20	$0.71	$1.44	$1.73
Diluted	$0.19	$0.70	$1.42	$1.71
Average common shares outstanding (thousands):
Basic	172,945	172,238	172,912	171,528
Diluted	175,786	174,705	175,668	174,065
Supplemental information:
Net income (loss) attributable to UGI Corporation:
AmeriGas Propane	$18.9	$25.5	$56.4	$55.4
UGI International	32.2	27.4	53.1	74.6
Gas Utility	36.9	43.4	112.3	102.2
Midstream & Marketing	26.3	22.0	122.1	59.5
Corporate & Other (a)	(80.2)	3.7	(94.6)	5.9
Total net income attributable to UGI Corporation	$34.1	$122.0	$249.3	$297.6
(a) Corporate & Other includes, among other things, net gains and (losses) on commodity derivative instruments not associated with current-period transactions and the elimination of certain intercompany transactions.

(continued)

UGI CORPORATION
REPORT OF EARNINGS
(Millions of dollars, except per share)
(Unaudited)
(continued)

Non-GAAP Financial Measures - Adjusted Net Income Attributable to UGI and Adjusted Diluted Earnings Per Share

Management uses "adjusted net income attributable to UGI" and "adjusted diluted earnings per share," both of which are non-GAAP financial measures, when evaluating UGI's overall performance. Adjusted net income attributable to UGI is net income attributable to UGI after excluding net after-tax gains and losses on commodity derivative instruments not associated with current-period transactions and items that management regards as highly unusual and not expected to recur. Volatility in net income at UGI can occur as a result of gains and losses on derivative instruments not associated with current period transactions but included in earnings in accordance with U.S. generally accepted accounting principles ("GAAP"). Midstream & Marketing records gains and losses on commodity derivative instruments not associated with current-period transactions in cost of sales or revenues for all periods presented. Effective October 1, 2014, UGI International determined that on a prospective basis it would not elect cash flow hedge accounting for its commodity derivative transactions and also de-designated its then-existing commodity derivative instruments accounted for as cash flow hedges. Also effective October 1, 2014, AmeriGas Propane de-designated its remaining commodity derivative instruments accounted for as cash flow hedges. Previously, AmeriGas Propane had discontinued cash flow hedge accounting for all commodity derivative instruments entered into beginning April 1, 2014.

Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures. Management believes that these non-GAAP measures provide meaningful information to investors about UGI’s performance because they eliminate the impact of (1) gains and losses on commodity derivative instruments not associated with current-period transactions and (2) those items that management regards as highly unusual in nature and not expected to recur.

The following table reconciles consolidated net income attributable to UGI Corporation, the most directly comparable GAAP measure, to adjusted net income attributable to UGI Corporation, and reconciles diluted earnings per share, the most comparable GAAP measure, to adjusted diluted earnings per share, to reflect the adjustments referred to above:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Adjusted net income attributable to UGI Corporation:
Net income attributable to UGI Corporation	$34.1	$122.0	$249.3	$297.6
Net after-tax losses (gains) on commodity derivative instruments not associated with current period transactions (1)	81.9	(4.2)	92.7	(7.2)
Retroactive impact of change in French tax law	0.0	5.7	0.0	5.7
Adjusted net income attributable to UGI Corporation	$116.0	$123.5	$342.0	$296.1

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Adjusted diluted earnings per share:
UGI Corporation earnings per share - diluted	$0.19	$0.70	$1.42	$1.71
Net after-tax losses (gains) on commodity derivative instruments not associated with current period transactions	0.47	(0.02)	0.53	(0.04)
Retroactive impact of change in French tax law	0.00	0.03	0.00	0.03
Adjusted diluted earnings per share	$0.66	$0.71	$1.95	$1.70

(1) Income taxes associated with pre-tax adjustments determined based on using business unit statutory tax rates.